                                                                    EXHIBIT 1.1


                                                                  Draft 10/1/97


                              2,000,000 SHARES(1)

                              NOVOSTE CORPORATION

                                  COMMON STOCK

                               PURCHASE AGREEMENT
                               ------------------

                                             ____________, 1997

PIPER JAFFRAY INC.
COWEN & COMPANY
NATIONSBANC MONTGOMERY SECURITIES, INC.
  As Representatives of the several
  Underwriters named in Schedule I hereto
c/o Piper Jaffray Inc.
Piper Jaffray Tower
222 South Ninth Street
Minneapolis, Minnesota 55402

Gentlemen:

         Novoste Corporation, a Florida corporation (the "Company"), and certain stockholders of the Company named in Schedule I hereto, acting severally and not jointly, (collectively, the Selling Stockholders") propose to sell to the several Underwriters named in Schedule II hereto (the "Underwriters") an aggregate of 2,000,000 shares (the "Firm Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of the Company. The Firm Shares consist of 1,600,000 authorized but unissued shares of Common Stock to be issued and sold by the Company and 400,000 authorized and outstanding shares of Common Stock to be sold by the Selling Stockholders (the "Selling Stockholder Shares") as set forth on Schedule I hereto. The Company and certain of the Selling Stockholders also propose to grant to the several Underwriters an option to purchase up to 300,000 additional shares of Common Stock, on the terms and for the purposes set forth in Section 3 hereof (the "Option Shares"). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the "Securities."

         The Company and the Selling Stockholders hereby confirm their agreement with respect to the sale of the Securities to the several Underwriters, for whom you are acting as Representatives (the
"Representatives").

---------------------
(1) Plus an option to purchase up to 300,000 additional shares to cover over-allotments.

         1.       Registration Statement.

                  (a) A registration statement on Form S-1 (File No. 333-______) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission; one or more amendments to such registration statement, prospectuses subject to completion and such abbreviated registration statements pursuant to Rule 462(b) of the Rules and Regulations have also been so prepared and have been, or will be, so filed. Copies of such registration statement and amendments and each related preliminary prospectus, including financial statements, schedules and exhibits, and of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations have been delivered to you.

                  (b) If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement, including financial statements, schedules and exhibits, as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the First Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and, in the event of any amendment thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations relating thereto after the effective date of such registration statement, is hereafter called the "Registration Statement." The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the "Prospectus," except that if any prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations or any other prospectus provided to the Underwriters by the Company for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term "Prospectus" shall refer to such differing prospectus from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) or from and after the time it is first provided to the Underwriters by the Company for such use. The term "Preliminary Prospectus" as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A of the Rules and Regulations.

         2. Representations and Warranties of the Company and the Selling Stockholders.


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

         (a) The Company represents and warrants to, and agrees with, the several Underwriters as follows:

                  (i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

                  (ii) As of the time the Registration Statement (or any post-effective amendment thereto) is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus) and at the First Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and Prospectus (in each case, as so amended and/or supplemented) will conform or conformed in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended and/or supplemented) will not or did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so amended and/or supplemented) will not or did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission.

                  (iii) The financial statements of the Company, together with the notes thereto, set forth in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.


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

                  (iv) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon its business, condition (financial or otherwise) or properties. The Company does not have any subsidiaries.

                  (v) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company (except pursuant to the Company's Stock Option Plan), or any material adverse change in the condition (financial or otherwise), business, key personnel, property, net worth or results of operations of the Company (hereinafter, a "Material Adverse Change").

                  (vi) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company, or its directors or officers, is a party, or against the Company's properties, assets or rights, before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change.

                  (vii) There are no contracts or documents of the Company that is required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

                  (viii) This Agreement, the Power of Attorney (as hereafter defined) and the Custody Agreement (as hereafter defined) have been duly authorized, executed and delivered by the Company, and constitute a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, the Company's charter or by-laws, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement, or for the consummation of the transactions contemplated hereby and thereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement, and to authorize, issue and sell the Securities as contemplated by this Agreement and perform the transactions contemplated herein and therein.

                  (ix) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock and Selling Stockholder Shares, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities with respect to which waivers have not been obtained, and the holders thereof are not subject to personal liability by reason of being such holders; the Securities have been duly authorized and in the case of the Securities to be sold by the Company to the Underwriters as provided therein, when issued, delivered and paid for in accordance with the terms hereof, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and as of the First Closing Date, the capital stock of the Company, including the Common Stock, will conform to the description thereof in the Registration Statement and Prospectus. Except as otherwise stated in the Registration Statement and Prospectus, as of the First Closing Date, there will be no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company, other than rights which have been waived by the holders thereof. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. As of the First Closing Date, the Company will have an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus.

                  (x) The Company holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, approvals, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business as presently conducted, including without limitation, all such permits, consents, licenses or approvals required by the United States Food and Drug Administration (the "FDA"), and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect. The Company is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees, including without limitation, all regulations prescribed by the FDA.


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

                  (xi) The Company has good and marketable title to all property described in the Registration Statement and Prospectus as being owned by it, in each case free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus; the property held under lease by the Company is held under a valid, subsisting and enforceable lease with only such exceptions as do not interfere in any material respect with the conduct of the business of the Company; the Company owns or possesses all adequate rights to use all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and other similar rights (collectively, the "Intellectual Property") necessary for the conduct of the business of the Company as currently carried on and as described in the Registration Statement and Prospectus. Except as stated in the Registration Statement and Prospectus, no name which the Company uses and, to the Company's knowledge, no other aspect of the business of the Company will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others material to the business or prospects of the Company.

                  (xii) Except as set forth in the Prospectus, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any Intellectual Property; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property other than as described in the Prospectus, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a material adverse effect on the condition (financial or otherwise) or business of the Company; to the knowledge of the Company, none of the patents owned or licensed by the Company are unenforceable or invalid. The Company has duly and properly filed or caused to be filed with the United states Patent and Trademark Office (the "PTO") and applicable foreign and international patent authorities all patent applications described or referred to in the Prospectus, and believes it has complied with the PTO's duty of candor and disclosure for the Company Patent Applications (as defined below); the Company is unaware of any facts material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO; the Company is unaware of any facts not called to the attention of the PTO which would preclude the grant of a patent for the Company Patent Applications; the Company has no knowledge of any facts which would preclude it from having clear title to its patent applications referenced in the Prospectus; and the Company has not terminated or breached and is not in violation of any agreement covering its Intellectual Property rights, which agreement, if terminated, could have a material adverse effect on the condition (financial or otherwise) or business of the Company. The Company is not aware of the granting of any patents to third parties or the filing of patent applications by third parties or any other rights of third parties to any of the Company's Intellectual Property other than as described in the Prospectus.

                  (xiii) The Company is not in violation of its charter or by-laws or in breach of or otherwise in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject.

                  (xiv) The Company has filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes-which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith.

                  (xv) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

                  (xvi) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq National Market, nor has the Compnay received any notification that the Commission or the National Association of Securities Dealers, Inc. (the "NASD") is contemplating termination of such registration or listing.

                  (xvii) The Company owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

                  (xviii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (ix) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (xx) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

                  (xxi) Except as set forth in the Registration Statement and Prospectus, (i) the Company is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (including without limitation, all laws or rules provided by the United States

Nuclear Regulatory Commission or any similar state agency or body ("Environmental Laws") which are applicable to its business, (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus, and (iii) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

                  (xxii) The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism, product liability claims, workers' compensation claims and all other risks customarily insured against, all of which insurance is in full force and effect; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a reasonable cost.

                  (xxiii) To the best of the Company's knowledge, no labor disturbance by the employees of the Company exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, subassemblers, subcontractors, manufacturers, authorized dealers or international distributors that might be expected to result in a Material Adverse Change. No collective bargaining agreement exists with any of the Company's employees and, to the best of the Company's knowledge, no such agreement is imminent.

         (b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters as follows:

                  (i) Such Selling Stockholder is the record and beneficial owner of, and has, and on the First Closing Date and/or the Second Closing Date, as the case may be, will have, good title to all Securities to be sold by such Selling Stockholder hereunder, free and clear of all restrictions on transfer, liens encumbrances, security interests and adverse claims whatsoever, including any liability for estate or inheritance taxes, or any liability to or claims of any creditor, devisee, legatee or beneficiary of such Selling Stockholder, with full right and authority to deliver the same hereunder, subject, in the case of each Selling Stockholder, to the rights of [the Company], as Custodian (herein called the "Custodian").

                  (ii) Upon delivery of and payment for such shares of Securities, good title to such shares, will pass to the Underwriters, free and clear of all restrictions on transfer, liens, encumbrances, security interests and adverse claims whatsoever.

                  (iii) Such Selling Stockholder has and on the First Closing Date (and any later date on which Option Shares are purchased for the account of the Underwriters, if applicable) will have, full legal right, power and authority to enter into this Agreement and the Letter of Transmittal and Custody Agreement (the "Custody Agreement") and to sell, assign, transfer and deliver such shares, in the manner provided herein and therein, and this Agreement and the Custody Agreement have been duly authorized, executed and delivered by such Selling Stockholder and each of this Agreement and the Custody Agreement is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnity and contribution under Section 6 hereof may be limited by applicable law.

                  (iv) The Power of Attorney signed by such Selling Stockholder appointing ____________ and _______________, as such Selling Stockholder's attorneys-in-fact to the extent set forth therein with regard to the transactions contemplated by this Agreement and by the Registration Statement and Custody Agreement, has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, and, pursuant to the Power of Attorney, such Selling Stockholder has authorized ____________ and _____________, to , among other things, execute and deliver on such Selling Stockholder's behalf this Agreement and any other document necessary or desirable in connection with transactions contemplated hereby, to determine the purchase price to be paid by the several Underwriters to such Selling Stockholder as provided in Section 3 hereof, to duly endorse (in blank or otherwise) the certificate or certificates representing the Selling Stockholder's Shares or a stock power or powers with respect thereto, to accept payment therefor and to deliver the shares of Securities to be sold by such Selling Stockholder pursuant to this Agreement.

                  (v) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Securities.

                  (vi) Such Selling Stockholder has not distributed and will not distribute any Prospectus or other offering material in connection with the offering and sale of the Securities.

                  (vii) The execution, delivery and performance of this Agreement, the Power of Attorney and Custody Agreement by such Selling Stockholder, compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required by the NASD, state securities laws or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, organizational documents of such Selling Stockholder, if not an individual, or any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or the shares of Securities of such Selling Stockholder are bound, or violate or conflict with any law, administrative regulation or ruling or court decree applicable to such Selling Stockholder or the shares of Securities of such Selling Stockholder.

                  (viii) Such parts of the Registration Statement, comprised of the table and notes thereto under the caption "Principal and Selling Stockholders" in the form supplied to each Selling Stockholder, which specifically relate to such Selling Stockholder do not, and will not on the First Closing Date (and any later date on which Option Shares are purchased for the account of the Underwriters, if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (ix) Certificates in negotiable form for all shares of Securities to be sold by such Selling Stockholder under this Agreement have been placed in custody with the Custodian for the purpose of effecting delivery under this Agreement.

                  (x) Such Selling Stockholder will review the Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, and will advise Piper Jaffray Inc. prior to the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, if any statement to be made on behalf of such Selling Stockholder in the certificate contemplated by Section 5(l) would be inaccurate if made as of the Closing Date or such later date on which Option Shares are to be purchased, as the case may be.

                  (xi) Such Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Securities to be sold by the Company or any other Selling Stockholders to the Underwriters pursuant to this Agreement; such Selling Stockholder does not have, or has waived prior to the date hereof, any registration rights or similar right to participate in the offering made by the Prospectus, other than the rights of participation satisfied by the participation of such Selling Stockholder in the transactions to which this Agreement relates in accordance with the terms of this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

                  (xii) To the best knowledge of such Selling Stockholder, the representations and warranties of the Company set forth in Section 2(a) above are true and accurate.

         (c) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; any certificate signed by or on behalf of any Selling Stockholder as such and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

         3.       Purchase, Sale and Delivery of Securities.

                  (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell 1,600,000 Firm Shares, and each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto, to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule II hereto. The purchase price for each Firm Share shall be $__ per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in
Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule II.

                  (b) The Firm Shares will be delivered by the Company [and the Custodian] to you for the accounts of the several Underwriters against payment of the purchase price therefor by certified or official bank check or other next day funds payable to the order of the Company, at the offices of Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m., Minneapolis time, on __________, 1997, in accordance with Rule 15c6-1 of the Exchange Act, such time and date of delivery being herein referred to as the "First Closing Date." The Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company [and the Custodian], will be made available for checking and packaging at the offices of Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at least two business days prior to the First Closing Date.

                  (c) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Company, Advanced Technology Ventures IV, L.P. and Noro-Moseley Partners III, L.P. hereby grant to the several Underwriters an option to purchase all or any pro rata portion of the Option Shares listed opposite its name on Schedule I hereto at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the "Second Closing" and "Second Closing Date", respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

                  (d) The Option Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by certified or official bank check or other next day funds payable to the order of the Company at the offices of Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Minneapolis time, on the Second Closing Date. The Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging at the office of Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at least two business days prior to the Second Closing Date.

                  (e) It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company, on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

         4.       Covenants.

                  (a) The Company covenants and agrees with the several Underwriters as follows:


                           (i)      If the Registration Statement has not
already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will use its best efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement or any abbreviated Registration Statement pursuant to Rule 462(b) of the Rules and Regulations has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will file a Prospectus containing the information omitted therefrom pursuant to such Rule 430A with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations; the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; in case any Underwriter is required to deliver a prospectus nine (9) month or more after the effective date of the Registration Statement in connection with the sale of the Securities, the Company will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and Prospectus as may be necessary to permit compliance with the requirements of
Section 10(a)(3) of the Act; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

                           (ii)     The Company will advise you, promptly after
it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

                           (iii)    Within the time during which a prospectus
relating to the Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

                           (iv)     The Company will use its best efforts to
qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

                           (v)      The Company will furnish to the
Underwriters copies of the Registration Statement (three of which will be signed and will include all exhibits), each Preliminary Prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

                           (vi)     During a period of five years commencing
with the date hereof, the Company will furnish to the Representatives, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the National Association of Securities Dealers, Inc., The Nasdaq Stock Market or any securities exchange.

                           (vii)    The Company will make generally available
to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

                           (viii)   The Company, whether or not the
transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company's accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters' counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda, (C) all filing fees and fees and disbursements of the Underwriters' counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate in accordance with Section 4(d) hereof, (D) the fees and expenses of any transfer agent or registration, (E) the filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (F) listing fees, if any, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

                           (ix)     The Company will apply the net proceeds
from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

                           (x)      The Company will not, without your prior
written consent, offer for sale, sell, sell short, contract to sell, grant any option for the sale of or otherwise issue or dispose of any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except to the Underwriters pursuant to this Agreement or pursuant to the Company's stock plans for a period of 90 days after the commencement of the public offering of the Securities by the Underwriters. The Company shall not file with the Commission any registration statements (including without limitation any registration statements on Form S-8 or any successor form) with respect to any stock option stock purchase, restricted stock or similar plan until at least 90 days following the date of this Agreement.

                           (xi)     The Company either has caused to be
delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement a letter from each of the Company's directors, officers and all stockholders affiliated with a director or officer, stating that such person agrees that he or she will not, without your prior written consent, directly or indirectly offer for sale, sell, sell short, contract to sell or otherwise dispose of any shares of Common Stock or rights to purchase Common Stock, except to the Underwriters pursuant to this Agreement, for a period commencing September ___, 1997 and ending 90 days after commencement of the public offering of the Securities by the Underwriters; provided, that [______, _____ and ______] will each be permitted to sell no more than ____ shares of Common Stock during the period beginning [twenty-one] days after the effective date of the Registration Statement and ending 90 days after commencement of the public offering of the Securities by the Underwriter.

                           (xii)    The Company has not taken and will not
take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

                           (xiii)   The Company will not incur any liability
for any finder's or broker's fee or agents commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                           (xiv)    The Company will inform the Florida
Department of Banking and Finance at any time prior to the consummation of the distribution of the Securities by the Underwriters if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba. Such information will be provided within 90 days after the commencement thereof or after a change occurs with respect to previously reported information.

                  (b) Each Selling Stockholder covenants and agrees with the several Underwriters as follows:


                           (i)      Except as otherwise agreed to by the
Company and the Selling Stockholder, such Selling Stockholder will pay all taxes, if any, on the transfer and sale, respectively, of the Securities being sold by such Selling Stockholder, the fees of such Selling Stockholder's counsel and such Selling Stockholder's proportionate share (based upon the number of Securities being offered by such Selling Stockholder pursuant to the Registration Statement) of all costs and expenses (except for legal and accounting expenses and fees of the registrar and transfer agent) incurred by the Company pursuant to the provisions of Section 4(a)(viii) of this Agreement; provided, however, that each Selling Stockholder severally agrees to reimburse the Company for any reimbursement made by the Company to the Underwriters pursuant to Section 4(a)(viii) hereof to the extent such reimbursement resulted from the failure or refusal on the part of such Selling Stockholder to comply under the terms or fulfill any of the conditions of this Agreement.

                           (ii)     If this Agreement shall be terminated by
the Underwriters because of any failure, refusal or inability on the part of such Selling Stockholder to perform any agreement on such Selling Stockholder's part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by such Selling Stockholder is not fulfilled, such Selling Stockholder agrees to reimburse the several Underwriters for all out-of-pocket disbursements (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Selling Stockholder shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

                           (iii)    The Selling Stockholders Shares to be sold
by such Selling Stockholder, represented by the certificates on deposit with the Custodian pursuant to the Custody Agreement of such Selling Stockholder, are subject to the interest of the several Underwriters and the other Selling Stockholders; the arrangements made for such custody are, except as specifically provided in the Custody Agreement, irrevocable; and the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of such Selling Stockholder, by operation of law, whether by the liquidation, dissolution or merger of such Selling Stockholder, by the death of such Selling Stockholder, or by the occurrence of any other event. If any Selling Stockholder should liquidate, dissolve or be a party to a merger or if any other such event should occur before the delivery of the Securities hereunder, certificates for the Securities deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such liquidation, dissolution, merger or other event had not occurred, whether or not the Custodian shall have received notice thereof.

                           (iv)     Such Selling Stockholder will not, without
your prior written consent, offer for sale, sell, contract to sell, grant any option for the sale of or otherwise dispose of any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except to the Underwriters pursuant to this Agreement, for a period of 90 days after the commencement of the public offering of the Securities by the Underwriters.

                           (v)      Such Selling Stockholder has not taken and
will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which, if effected by the Company, would be required to be disclosed in response to Item 701 of Regulation S-K.

                           (vi)     Such Selling Stockholder shall immediately
notify you if any event occurs, or of any change in information relating to such Selling Stockholder or the Company or any new in formation relating to the Company or relating to any matter stated in the Prospectus or any supplement thereto, which results in the Prospectus (as supplemented) including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in fight of the circumstances under which they were, made, not misleading.

         5.       Conditions of Underwriters' Obligations.

         The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than 5:00 p.m., Minneapolis time, on the date of this Agreement, or such later time and date as you, as Representatives of the several Underwriters, shall approve and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

                  (b) No Underwriter shall have advised the Company that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

                  (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company (except pursuant to the Company's Stock Option Plan), or any Material Adverse Change that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

                  (d) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Epstein, Becker and Green, P.C., counsel for the Company, dated such Closing Date and addressed to you, to the effect that:

                           (i)      The capital stock of the Company conforms
as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock." The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders.

                           (ii)     The Registration Statement has become
effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

                           (iii)    The Company has full corporate power and
authority to enter into this Agreement, the Power of Attorney and Custody Agreement and this Agreement, the Power of Attorney and Custody Agreement have been duly authorized, executed and delivered by the Company; the execution, delivery and performance of this Agreement, the Power of Attorney and Custody Agreement and the consummation of the actions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any material agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of its material property is subject, the Company's charter or by-laws, or any order or decree involving the Company known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney and Custody Agreement or for the consummation of the transactions contemplated hereby and thereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities laws.

                           (iv)     To the best of such counsel's knowledge,
the Company holds all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required by the FDA and the NRC and other similar state organizations required for the conduct of its business as presently conducted, and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect.

                           (v)      The Registration Statement and the
Prospectus, and any amendment thereof or supplement thereto, comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; and on the basis of our participation in the preparation of the Registration Statement and Prospectus, which included conferences with officers of the Company at which the contents of the Registration Statement and Prospectus and related matters were discussed and our examination of documents referred to in the Registration Statement and Prospectus, no facts have come to the attention of such counsel that causes such counsel to believe that the Registration Statement thereof, at the time it became effective and as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (as of its date and as of such Closing Date), as amended or supplemented, contained any untrue statement of material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause.

                           (vi)     Based insofar as factual matters are
concerned solely upon certificates of the Selling Stockholders and representations and agreements of the Selling Stockholders contained in the Custody Agreement and Power of Attorney referred to below, the accuracy of which we have no reason to question, (A) the Agreement has been duly executed and delivered by or on behalf of each of the Selling Stockholders; (B) the Custody Agreement between the Selling Stockholders and the Company, as Custodian, and the Power of Attorney referred to in such Custody Agreement, have been duly executed and delivered by such Selling Stockholder; (C) the Custody Agreement entered into by, and the Power of Attorney given by, such Selling Stockholder is valid and binding on such Selling Stockholder; and (D) each Selling Stockholder has full legal right and authority to enter into this Agreement and to sell, transfer and deliver in the manner provided in this Agreement the shares of Securities sold by such Selling Stockholder hereunder.

                           (vii)    Upon delivery of the Selling Stockholder
Shares to be sold by the Selling Stockholders and payment therefor in accordance with this Agreement, the Underwriters will acquire the Securities free and clear of any "adverse claim" (within the meaning of Section 8-302(2) of the Uniform Commercial Code), assuming for purpose of such opinion that the Underwriters are without notice of any defect in the title of the Selling Stockholder Shares being purchased from the Selling Stockholders.

                           (viii)   No consent, approval, authorization or
order of any court or governmental agency or body on the part of the Selling Stockholders is required for the consummation of the transactions contemplated in this Agreement, except such as have been obtained under the Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters (as to which state securities laws such counsel expresses no opinion).

         In rendering such opinion such counsel may rely (i) as to matters of law other than the laws of the state of New York and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its subsidiaries provided that the extent of such reliance is specified in such opinion.

                  On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Mirkin & Woolf, Florida counsel for the Company, dated such Closing Date and addressed to you, to the effect that:

                           (i)      The Company has been duly organized and is
validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate power and authority to own its properties and conduct its business as currently being conducted and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in the State of Georgia.

                           (ii)     All of the issued and outstanding shares of
the capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable, and the holders thereof are not subject to personal liability for any reason of being such holders. Except as otherwise stated in the Registration Statement and Prospectus, to the best of such counsel's knowledge, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound. To the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company which have not been duly waived.

                           (iii)    To the best of such counsel's knowledge,
except as described in the Registration Statement and Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.

                           (vii)    To the best of such counsel's knowledge,
the Company is not in violation of its charter or by-laws. To the best of such counsel's knowledge, the Company is not in breach of or otherwise in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company is subject.

                  (f) On each Closing Date, there shall have been furnished to you, as Representatives of the Several Underwriters, the opinion of Cooper & Dunham LLP, patent counsel to the Company, to the effect that they serve as patent counsel to the Company with respect to specified aspects of the Company's Intellectual Property, including the applications listed in Schedule A hereto (the "Company Patent Applications"), and that:

                           (i)      The statements in the Registration
Statement and Prospectus (x) under the caption "Risk Factors -- Uncertainty Regarding Patents and Protection of Proprietary Technology" and (y) under the caption "Business -- Patents and Proprietary Technology," insofar as such statements constitute summaries of matters of law are accurate and complete statements or summaries of the matters set forth therein.

                           (ii)     To such counsel's knowledge, there are no
legal or governmental proceedings pending (other than patent applications pending) relating to patents or Intellectual Property owned or used by the Company, and to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others, except as set forth in the Prospectus [and except for a letter received by the Company from E-Z-FM, Inc.]

                           (iii)    Such counsel has no knowledge of any facts
which would preclude the Company from having valid license rights or clear title to the Company Patent Applications. Based on representations by the Company that no interests have been conveyed to third parties which have not been recorded in the United States Patent and Trademark Office, the Company or its licensors have clear record title to the Company Patents Applications. To the best of such counsel's knowledge, the Company has complied with the PTO duty of candor and disclosure for each of the Company Patent Applications. Such counsel has no knowledge that the Company lacks or will be unable to obtain any rights or licenses to use all Intellectual Property necessary to the conduct of its business as now or proposed to be conducted by the Company as described in the Prospectus, except as described in the Prospectus or as described in Schedule A. Such counsel has no knowledge of any facts material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO. Such counsel is unaware of any facts not called to the attention of the PTO which would preclude the grant of a patent for the Company Patent Applications. To the best of such counsel's knowledge[, except for a letter received by the Company from E-Z-FM, Inc.], the Company has not received any notice of infringement or of conflict with rights or claims of others with respect to any Intellectual Property owned or used by it which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in any material adverse effect upon the Company, except as described in the Prospectus. Such counsel has no knowledge of any patent rights of others which are or would be infringed by specific products or processes referred to in the Prospectus in such a manner as to materially and adversely affect the Company, except as described in the Prospectus.

         In addition, such counsel shall state that although they have not verified the accuracy or completeness of the statements contained in the Prospectus, nothing has come to the attention of such counsel that caused them to believe that, at the time the Registration Statement became effective, or at the Closing Date or at any later date on which Option Shares are purchased, as the case may be, the Prospectus (i) under the caption "Risk Factors -- Uncertainty Regarding Patents and Protection of Proprietary Technology; and (ii) under the caption "Business -- Patents and Proprietary Technology" contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (g) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from, Testa, Hurwitz & Thibeault LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

                  (h) On each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of Ernst & Young LLP, dated such Closing Date and addressed to you, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

                  (i) On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

                           (i)      The representations and warranties of the
Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

                           (ii)     No stop order or other order suspending the
effectiveness of the Registration Statement or any amendment thereof or the qualification of the Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

                           (iii)    The signers of said certificate have
carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto, and (A) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any Material Adverse Change, and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change.

                  (j) The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

                  (k) On each Closing Date, there shall have been furnished to the several Underwriters, a certificate or certificates, dated such Closing Date and addressed to you, signed by each of the Selling Stockholders or an Attorney-in-Fact of such Selling Stockholder to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as if made at and as of such Closing Date, and that such Selling Stockholder has complied with all the agreements and satisfied all the conditions on such Selling Stockholder's part to be performed or satisfied at or prior to such Closing Date.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

         6.       Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company, insofar as such losses, claims, damages or liabilities (or actions in respect thereto arise out of or are based upon (i) any breach of any representation, warranty, agreement or covenant of the Company contained herein, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (a) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof, or (b) results from the fact that a copy of the Prospectus was not sent or given to such person at or prior the written confirmation of the sale of such shares to such person as required by the Securities Act and if the untrue statement or omission concerned has been corrected in the Prospectus.

         In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), they will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by US TRUST (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

         (b) Each Selling Stockholder, severally and not jointly, agree to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Selling Stockholder, insofar as such losses, claims, damages or liabilities (or actions in respect thereto arise out of or are based upon (i) any breach of any representation, warranty, agreement or covenant of the Selling Stockholder contained herein, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or such Underwriter by such Selling Stockholder, specifically for use in the preparation thereof, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (a) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof, or (b) results from the fact that a copy of the Prospectus was not sent or given to such person at or prior the written confirmation of the sale of such shares to such person as required by the Securities Act and if the untrue statement or omission concerned has been corrected in the Prospectus. The liability of each Selling Stockholder under the representations, warranties, agreements or covenants contained herein and under the indemnity agreements contained in this Section 6 shall be limited to an amount no greater than the public offering price of the Selling Stockholder Shares sold by such Selling Stockholder to the Underwriters minus the amount of the underwriting discount paid thereon to the Underwriters by such Selling Stockholder. The Company and such Selling Stockholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

         In addition to its other obligations under this Section 6(b), each Selling Stockholder, severally and not jointly, agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(b), they will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Selling Stockholder's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by US TRUST (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which each Selling Stockholder may otherwise have.

                  (c) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

                  (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) or (b) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraphs in subsection (a) or (b) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

                  (e) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or
(c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Selling Stockholders on the one hand and the Underwriters on the other in connection with any breach of representation, warranty, agreement or covenant contained herein or the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company or Selling Stockholder bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, a Selling Stockholder or the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (f) The obligations of the Company and Selling Stockholders under this Section 6 shall be in addition to any liability which the Company or Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company, who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act

                  (g) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding this Agreement, including, without limitation, the provisions of this Section 6, and are fully informed regarding this Agreement and such provisions. They further acknowledge and agree that the provisions of this Section 6 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and Rules and Regulations.

         7. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

         8.       Substitution of Underwriters.

                  (a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

                  (b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in
Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(h) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

                  (c) If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and another documents, as well as any other arrangements, may be effected. As used herein, the term "Underwriter" includes any person substituted Underwriter under this Section 8.

         9.       Effective Date of this Agreement and Termination.

                  (a) This Agreement shall become effective at 10:00 a.m., Minneapolis time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as you in your discretion shall first release the Securities for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as you in your discretion shall first release the Securities for sale to the public. For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by you of the publication of a newspaper advertisement relating thereto or upon release by you of telexes offering the Securities for sale to securities dealers, whichever shall first occur. By giving notice as hereinafter specified before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(h) and Section 6 hereof shall at all times be effective.

                  (b) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be canceled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligations hereunder is not fulfilled, (iii) trading on the New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by Federal, New York or Georgia or Minneapolis authorities, or (vi) there has occurred any material adverse change in the financial markets in the United States or an outbreak of major hostilities (or an escalation thereof) in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(h) and Section 6 hereof shall at all times be effective.

                  (c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you shall be notified by the Company by-telephone or telegram, confirmed by letter.

         10.      Default by the Company or One or More of the Selling
Stockholders.

                  (a) If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party .

                  (b) No action taken pursuant to this Section shall relieve the Company so defaulting from liability, if any, in respect of such default.

                  (c) If one or more of the Selling Stockholders shall fail at the First Closing Date to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number of Securities to be sold by all Selling Stockholders as set forth in Schedule I, then the Underwriters may at your option, by notice from you to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Agreement without any liability an the part of any non-defaulting party or (b) elect to purchase the Securities which the Company and the non-defaulting Selling Stockholders have agreed to sell hereunder.

         In the event of a default by any Selling Stockholder as referred to in this Section, either you or the Company shall have the right to postpone the First Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         11. Information Furnished by Underwriters. The statements set forth in the last paragraph of the cover page and under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitute the written information furnished by or on behalf of the Underwriters referred to in Section 2 and Section 6 hereof.

         12. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to the Representatives c/o Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402, except notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters' Questionnaire furnished by such Underwriter in connection with this offering; if to the Company, shall be mailed, telegraphed or delivered to it at 4350 International Boulevard, Suite C,

Norcrosse, Georgia 30093 Attention: Mr. Thomas Weldon; if to a Selling Stockholder, shall be mailed, telegraphed or delivered to either _____________ or __________, as Attorney-in-Fact for the Selling Stockholders, at _______________. Any notices given by telegram shall be promptly confirmed by letter. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

         13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

                  [Remainder of Page Intentionally Left Blank]

         Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                                   Very truly yours,

                                                   NOVOSTE CORPORATION


                                                   By:
                                                      -------------------------
                                                      Name:
                                                      Title:

                                                   SELLING STOCKHOLDERS


                                                   By:
                                                      -------------------------
                                                      Attorney-in-Fact

PIPER JAFFRAY INC.
COWEN & COMPANY
NATIONSBANC MONTGOMERY SECURITIES, INC.

Confirmed as of the date first
above mentioned, on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

By: PIPER JAFFRAY INC.


By:
   ---------------------------------
         Managing Director

                                   SCHEDULE I

                                         Number of Firm      Number of Option
                          Name          Shares to be Sold    Shares to be Sold
                          ----          -----------------    -----------------
The Company                                  1,600,000            170,000
Advanced Technology Ventures IV, L.P.          100,000            100,000
Charles E. Larsen                              100,000                  0
Noro-Moseley Partners III, L.P.                100,000             30,000
Thomas D. Weldon                               100,000                  0
                                             ---------            -------
                           TOTAL             2,000,000            300,000

                                  SCHEDULE II

                                                             Number of
                       Underwriter                        Firm shares (1)
                       -----------                        ---------------
Piper Jaffray Inc.
Cowen & Company
NationsBanc Montgomery Securities, Inc.




Total. . . . . . . . . . . . . . . . . . . . . .             2,000,000
                                                             =========

---------------------


(1) The Underwriters may purchase additional Option Shares, to the extent the option described in Section 3 of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

                                   SCHEDULE A

                          Company Patent Applications

                              NOVOSTE CORPORATION
                        INTELLECTUAL PROPERTY PORTFOLIO
                                __________, 1997

                        [To be provided by the Company]








                                     -35-